Exhibit 10.14

First Amendment to Employment Agreement

WHEREAS, MYMD Pharmaceuticals. Inc (the “Company”) and Chris Chapman, MD (“Employee”) (collectively “the Parties”) entered into an Employment Agreement dated November 1, 2020 (“Agreement”); and

WHEREAS, for good and valuable consideration the Parties hereby amend the Agreement as follows:

Section 2 is replaced with the following Section 2 and new Section 3.1 is added as appears below.

2.	Term of Employment. This Employment Agreement shall commence on the Effective Date and shall continue for a period of two years (the “Term of Employment”) unless earlier terminated by either party, which termination shall be effective upon written Notice to the other party. In the event of a Notice of Termination issued by the Company for cause, the Employee shall be paid his normal monthly Base Salary for three months paid following Notice of Termination which shall constitute Employee’s full and complete entitlement to severance compensation.

3.1.	Benefits. The Company will provide and cover the cost of health insurance and disability policies for Employee during the Term of Employment.

MYMD Pharmaceuticals, Inc.
/s/ James A. McNulty
By: James A. McNulty, CEO

Date: 12/18/20

/s/ Chris Chapman, M.D.
Chris Chapman, MD

Date: December 18, 2020

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